We consent to the reference to our firm under the Caption "Experts" and to the use of our report dated June 9, 2000, except as to Note 14, as to which the date is July 4, 2000, in the Registration Statement (Form SB-2) and the related prospectus of BioSyntech, Inc. dated March 22, 2001.


                                                  /s/ ERNST & YOUNG LLP

Montreal, Canada
March 22, 2001                                    Chartered Accountants